Critical Home Care,Inc.
26777 Central Park Blvd., Suite 200
Southfield, MI  48076


We hereby consent to the use in the Prospectus constituting a part of the Registration Statement of Critical Home Care, Inc.of our report dated August 2, 2004, relating to the consolidated financial statements of Arcadia Services, Inc., which is included in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus of Critical Home Care, Inc.



/S/ BDO Seidman, LLP
--------------------
BDO Seidman, LLP
Kalamazoo, MI

December 23, 2004